Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 5, 2019, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-230694) and related Prospectus of iHeartMedia, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Antonio, TX

May 9, 2019